UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 29, 2008
Date of report (Date of earliest event reported)

Gramercy Capital Corp.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Lexington Avenue	10170
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

(212) 297-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry Into a Material Definitive Agreement.

On August 29, 2008, Gramercy Warehouse Funding II LLC and GKK Trading Warehouse II LLC (each a “Seller” and collectively, the “Sellers”) and Gramercy Capital Corp. (the “Company”), GKK Capital LP, Gramercy Investment Trust and GKK Trading Corp. (each a “Gurantor” and collectively with the Company, the “Guarantors”) entered into the Omnibus Amendment to Second Amended and Restated Master Repurchase Agreement (the “Amendment”) with Goldman Sachs Mortgage Company (the “Buyer”) to amend the Second Amended and Restated Master Repurchase Agreement, dated June 28, 2007 (the “Second Amended Agreement”), including Annex 1 attached thereto, and the Seconded Amended and Restated Guaranty (the “Amended Guaranty”), dated June 28, 2007.

Pursuant to the Amendment, the borrowing capacity of the Second Amended Agreement was reduced from $400 million to $200 million.  The Amendment also modified certain terms in Annex I and the Amended Guaranty, including, among other things, the definitions of “pricing rate” and “guaranteed obligations.”  In addition, the Amendment provides that the repurchase facility with the Buyer has an initial termination date of September 13, 2009, which could be extended until December 13, 2010 by the Sellers so long as no event of default has occurred and is continuing and the Sellers pay to the Buyer certain applicable fees.

A copy of the Amendment is attached hereto as Exhibits 10.1 and is incorporated herein by reference.  Capitalized terms not defined herein shall have the meaning set forth in the Second Amended Agreement, a copy of which was filed with the Securities and Exchange Commission on July 5, 2007.

Item 9.01       Financial Statements and Exhibits.

(d)                   Exhibits

Exhibit No.	Description

10.1

Omnibus Amendment to Second Amended and Restated Master Repurchase Agreement, dated as of August 29, 2008, among Goldman Sachs Mortgage Company, Gramercy Warehouse Funding II LLC, GKK Trading Warehouse II LLC, Gramercy Capital Corp., GKK Capital LP, Gramercy Investment Trust and GKK Trading Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 5, 2008

GRAMERCY CAPITAL CORP.

By:	/s/ John B. Roche
	Name:	John B. Roche
	Title:	Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

10.1

Omnibus Amendment to Second Amended and Restated Master Repurchase Agreement, dated as of August 29, 2008, among Goldman Sachs Mortgage Company, Gramercy Warehouse Funding II LLC, GKK Trading Warehouse II LLC, Gramercy Capital Corp., GKK Capital LP, Gramercy Investment Trust and GKK Trading Corp.